Calculation of Filing Fee Tables
S-8
TUCOWS INC /PA/
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, no par value	Other	250,000	$ 14.27	$ 3,567,500.00	0.0001381	$ 492.67
Total Offering Amounts:						$ 3,567,500.00		$ 492.67
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 492.67
Offering Note
[1]	(1) The shares of Common Stock, no par value (the "Common Stock"), of Tucows Inc. (the "Company") being registered related to awards to be undertaken in the future, with such terms and vesting conditions, as applicable, to be determined in accordance with the provisions of the Tucows (Delaware) Inc. 401(k) Plan (the "U.S. Plan") and The Deferred Profit Sharing Plan for Employees of Tucows.com Co. (the "Canadian Plan") (together, the "Plans"). (2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and computed on the basis of the average of the high and low sales prices for a share of Common Stock of the Company as reported on the NASDAQ Capital Market on August 3, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources